Exhibit (e)

CONSENT OF MAG. CHRISTOPH KREUTLER

I hereby consent to the use of my name under the heading “Sources of Information” in this Annual Report on Form 18-K/A for the year ended December 31, 2025 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement Nos. 333-273783 and 333-291571 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: August 20, 2026

/s/ MAG. CHRISTOPH KREUTLER
Name:	Mag. Christoph Kreutler
Title:	Director, Head of the Division for Export Financing, International Export Promotion Policy and State Guarantees, Ministry of Finance of the Republic of Austria